UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2018

Forestar Group Inc.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bee Cave Road, Building Two, Suite 500, Austin Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code (512) 433-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On January 30, 2018, the Board of Directors of Forestar Group Inc. (the “Company”) approved an amendment to Article IX of the Company’s Second Amended and Restated Bylaws (the “Amendment”). The Amendment provides that the fiscal year of the Company shall end at the close of business on September 30 of each year. Prior to the Amendment, the Company’s fiscal year ended at the close of business on December 31 of each year. The Amendment was effective upon adoption. As a result of this change, the Company will file a Transition Report on Form 10-K for the nine-month period from January 1, 2018 to September 30, 2018.

The above description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit:

Exhibit No.	Description

3.1	First Amendment to the Second Amended and Restated Bylaws of Forestar Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: January 30, 2018	By:	/s/ THOMAS B. MONTANO
Thomas B. Montano
Vice President and Secretary